UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, a putative class action was filed on February 9, 2022 in the Delaware Chancery Court (the “Court”) by Rafal Aponowicz derivatively and on behalf of all Aytu stockholders, challenging the grant in 2021 of certain stock option awards to directors and officers (the “2021 Grants”). The stockholder contended that those awards were in amounts exceeding the shares available under the Company’s 2015 equity incentive plan and that the directors therefore breached their fiduciary duties and breached a purported contract between them and stockholders. The Complaint sought rescission of the awards, unspecified damages to stockholders as a result of the awards, and attorneys’ fees. A second such action was filed by Paul John M. Paguia on March 7, 2022; Mr. Paguia asserted the same claims and seeks the same relief. The parties have agreed to settle these matters, subject to approval by the Court.

On December 19, 2022, the Company entered into a Stipulation of Compromise and Settlement (the “Stipulation”) with respect to these actions. Pursuant to the terms of the Stipulation, the Company has agreed, among other things, to (i) cancel 25% of the aggregate 2021 Grants; (ii) add two new directors who meet the NASDAQ independence standards within six months of the date of final Court Approval (one of whom has already been appointed); (iii) designate a lead independent director; (iv) adopt a new equity compensation plan and seek approval of the plan at the Company’s next annual meeting with a share reserve not ever to exceed 15% of the Company’s then outstanding shares; (v) not issue further awards to the named defendants under the Company’s prior incentive plan; and (vi) limit aggregate non-employee director compensation to $175,000 through 2024. The Stipulation also provides for a release of claims related to the allegations with no admission of wrongdoing. As part of the Stipulation, the Company has agreed to pay an award of attorneys’ fees and expenses to plaintiffs’ counsel up to $425,000. As required by the Court, a copy of the Notice of Pendency of Settlement of Action (the “Notice”) is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits            Item

99.1           Notice of Pendency of Settlement of Action, approved in connection with a scheduling order dated December 28, 2022.

104            Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: December 30, 2022	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer